ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                                   XETAL, INC.


THE UNDERSIGNED certify that:

     1. They are the President and the Secretary, respectively, of XETAL, INC., a Utah corporation (the "Corporation").

     2. Article IV of this Corporation's Articles of Incorporation is amended and, as amended, reads as follows:

     'ARTICLE IV - STOCK. The Corporation shall be authorized to issue the following shares:

          CLASS           Number of Shares        Par Value
          Common          50,000,000              $.001
          Preferred        2,000,000              $.01


          The Preferred Stock and the Common Stock may be issued in such classes or series, and may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated and expressed in the Articles of Incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside these Articles of Incorporation or of any amendment thereto, or outside the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in these Articles of Incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the

     Board of Directors. Notwithstanding the foregoing, each share of Common Stock shall be entitled to one vote on all matters requiring approval by the holders of the Company's Common Stock. The power to increase or decrease or otherwise adjust the capital stock as provided in the Revised Utah Business Corporation Act shall apply to all or any such classes of stock.

          Fully paid stock of this Corporation shall not be liable to any further call or assessment. All shares of stock shall be voted together on all matters except those pertaining to the rights of particular classes of stock. The rights of any class of stock may not be changed without the consent of a majority of the shares entitled to vote on such a change."

     3. The Corporation's issued and outstanding shares of Common Stock as of December 6, 1999 are reverse split on a one-for-two basis. As a result, each two shares of Common Stock outstanding prior to the reverse split will become one share after the reverse split; all fractional shares are rounded up to the next whole share.

     4. The amendment described in paragraph "2" above was adopted by the Corporation's stockholders at a Special Meeting of Stockholders on November 15, 1999.

     5. The number of shares issued and outstanding and eligible to vote on the amendment described in paragraph "2" above on October 30, 1998, the record date, was 827,013 shares of Common Stock.

     6. Stockholders owning 610,000 shares of Common Stock voted in favor of the amendment described in paragraph "2" above.

     7. Stockholders owning 600,000 shares of Common Stock which constitutes more than fifty (50%) per cent of all of the issued and outstanding shares of stock eligible to vote at a meeting as of the date hereof, have approved the action set forth in paragraph "3" above, as evidenced by the signatures of said shareholders appended hereto.

     8. The shares which were voted in favor of all amendments represent a majority of the issued and outstanding shares of every class of the Corporation's stock entitled to vote on each of the amendments.

                                  XETAL, INC.



Dated: December 8, 1999                                  /s/ Peter Steil
                                                       -------------------------
                                                       PETER STEIL, President

Dated: December 8, 1999                                  /s/ Jan Stahl
                                                       -------------------------
                                                       JAN STAHL, Secretary


                              SHAREHOLDERS' CONSENT

The undersigned, being shareholders of the Corporation owning the number of shares as indicated, which shares constitute a majority of the issued and outstanding shares of the Corporation's capital stock entitled to vote, and in accordance with Section 16-10a-704 of the Revised Utah Business Corporation Act as amended effective July 1, 1992, hereby consents to the amendment to the Corporation's Articles of Incorporation as appears herein above.



Dated: December 8, 1999                                  /s/ Peter Steil
                                                    ----------------------------
                                                    PETER STEIL (275,000 shares)


Dated: December 8, 1999                                  /s/ Jan Stahl
                                                    ----------------------------
                                                    JAN STAHL (300,000 shares)


STATE OF NEW YORK     )
COUNTY OF NASSAU      )   ss.:

     On the 8th day of December, in the year nineteen hundred ninety-nine, before me, the undersigned, a Notary Public in and for the said State, personally appeared Peter Steil, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.





                                               /s/ Allan L. Pullin
                                          ---------------------------
                                          Notary Public
                                              Allan L. Pullin
                                              Notary Public, State of New York
                                              No. 30-3412416
                                              Qualified in Nassau County
                                              Commission Expires August 31, 2000



STATE OF NEW YORK     )
COUNTY OF NASSAU      )   ss.:

     On the 8th day of December, in the year nineteen hundred ninety-nine, before me, the undersigned, a Notary Public in and for the said State, personally appeared Dr. Jan Stahl, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                                   /s/  Allan L. Pullin
                                              ----------------------------
                                              Notary Public
                                              Allan L. Pullin
                                              Notary Public, State of New York
                                              No. 30-3412416
                                              Qualified in Nassau County
                                              Commission Expires August 31, 2000